UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2013

FREDERICK’S OF HOLLYWOOD GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 466-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

On January 8, 2013, Frederick’s of Hollywood Group Inc. (the “Company”) held its Annual Meeting of Shareholders at its principal executive offices at 6255 Sunset Boulevard, Hollywood, CA. At the Annual Meeting, the Company’s shareholders voted on two proposals. Each proposal was approved pursuant to the following final voting results from the Annual Meeting:

1.                  To elect five directors to serve for the ensuing one-year period and until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Peter Cole	29,387,679	424,903	516
John L. Eisel	29,505,080	307,502	516
William F. Harley	29,437,180	375,402	516
Thomas J. Lynch	29,519,529	293,053	516
Milton J. Walters	29,560,054	252,528	516

2.                  To approve the potential issuance of up to 28,405,331 shares of common stock to TTG Apparel, LLC in accordance with the terms of the Company’s Series A Convertible Preferred Stock and warrants issued to TTG Apparel, LLC in May 2012.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
29,461,067	348,496	3,535	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2013	FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)

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